Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (this “Agreement”) is entered into by and between Nkarta, Inc. (the “Company”) and Alyssa Levin (“you”) based on the following terms, conditions, covenants, representations, warranties, releases, and consideration.

1.
Effective Date. This Agreement shall become effective on the eighth (8th) day after you deliver this Agreement to the Company signed by you (the “Effective Date”), provided that (a) you sign this Agreement and deliver it to the Company via DocuSign by no earlier than the Separation Date (as defined below) and by no later than 5:00pm (PT) on May 15, 2025, and (b) you do not revoke the Agreement during the seven (7) day period after you sign it pursuant to Section 9.d below.
2.
Termination of Employment; Acknowledgement of Payment of Employee Compensation. By signing below, you acknowledge and agree that: (a) your employment with the Company and any of its parent, subsidiaries and affiliates terminated in any capacity, effective as of March 31, 2025 (the “Separation Date”); (b) as of the Separation Date, the Company has paid to you all base salary, bonuses, accrued but unused vacation and all other wages and compensation that you earned through the Separation Date; (c) following the Separation Date, you will not be entitled to receive any further wages, vacation, bonuses or other compensation arising out of your employment with the Company, except for the Severance Benefits described below in Section 3; and (d) by no later than seven (7) days following the Separation Date, you will submit any previously unreimbursed business expenses you incurred during your employment with the Company through the Separation Date, which the Company will reimburse in accordance with its expense reimbursement policy.
3.
Severance Benefits. Provided that you deliver this signed Agreement to the Company on a timely basis, do not revoke it, and comply with all of its terms, the Company shall provide you the following severance benefits (collectively, the “Severance Benefits”):
a.
Consulting Engagement. Subject to you signing the Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”), the Company will engage you as a consultant pursuant to the terms and conditions of the Consulting Agreement.
b.
Severance Payment. The Company shall pay you the equivalent of nine (9) months of your base salary at the monthly rate in effect as of the Separation Date, less any authorized and/or required withholdings and deductions, including federal, state, and local taxes (the “Severance Payment”). The Severance Payment will be paid in installments over the 9-month period following the Separation Date in accordance with the Company’s standard payroll schedule (the “Severance Period”), with the first such payment made within ten (10) business days following the Effective Date and being inclusive of any installment scheduled to have been paid following the Separation date and prior to the initial payment.
c.
COBRA Reimbursement. The Company will reimburse you for the monthly premiums necessary to continue coverage for you and, if applicable, your eligible dependents under the Company’s group healthcare insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act or similar state law (“COBRA”) for the period (the “COBRA Premium Period”) commencing on June 1, 2025 through the earlier to occur of (i) nine (9) months thereafter; (ii) the date you become eligible for healthcare coverage from a subsequent employer or otherwise; or (iii) the date you cease to be eligible for COBRA continuation coverage for any reason, including plan termination. You agree to advise the Company in writing at people@nkartatx.com within five (5) business days if during the COBRA Premium Period you become eligible for healthcare coverage from a subsequent employer or otherwise or cease to be eligible for COBRA. The Company will reimburse you for the COBRA premiums you pay pursuant to this Section 3.c within thirty (30) days of you presenting proof of payment of such COBRA premiums.
d.
Vested Options Exercise Extension. The deadline for you to exercise the Vested Options (as defined below in Section 5) shall be extended to the one year anniversary of the Separation Date (or the one year anniversary of the expiration or earlier termination of the “Term” provided for in your Consulting Agreement), subject to earlier termination upon a change of control of the Company (or similar event) as provided in the Equity Award Agreements (as defined below in Section 5) or last date of the maximum term of the grant (the “Extended Exercise Period”).
e.
Outplacement Services. The Company will provide you with outplacement services through Waldron d/b/a Torchiana (“Torchiana”), with an aggregate value of $1,100 as of the date you are provided with this Agreement. To receive these outplacement services, you must enroll when contacted by Torchiana and engage in the services within ninety (90) days of the Effective Date.

You acknowledge and agree that the Severance Benefits (i) represent payments and benefits that you would not otherwise be entitled to receive without entering into this Agreement, (ii) fully satisfy all severance benefits due to you under the Severance Agreement, dated January 12, 2021, between the Company and you, and (iii) constitute sufficient consideration for the releases, covenants and promises provided by you in this Agreement.

4.
Health Insurance. Your coverage under the Company’s group healthcare insurance plan will end on March 31, 2025; provided, however, that you will be eligible to continue healthcare coverage for you and your eligible dependents under the Company’s group health insurance plans in accordance with COBRA, commencing on April 1, 2025, provided that you make a timely election for COBRA coverage and you pay the monthly COBRA premiums necessary to continue such coverage.
5.
Equity. You acknowledge and agree that:
a.
The Company previously awarded you grants of stock options and/or restricted stock units as summarized in Exhibit B hereto (the “Closing Statement”, and such awards, your “Awards”). The award agreements from the Company that evidenced such awards and that you entered into (or electronically accepted, as the case may be) in connection with receiving such awards are referred to herein as the “Equity Award Agreements”. In the event of a conflict between the Closing Statement and the applicable Equity Award Agreement, the Equity Award Agreement controls.
b.
Except as may otherwise be provided in your Consulting Agreement, you ceased vesting in any Awards as of the Separation Date.
c.
Except with respect to any Awards that are vested and outstanding as of the Separation Date (or as may become vested after the Separation Date in accordance with your Consulting Agreement), you do not own and you do not have any right to purchase, acquire or possess any security, derivative security or any other form of equity in the Company or any of its parent, subsidiaries or affiliates.
d.
Pursuant to the terms of Section 3 above, provided that you timely sign and return this Agreement, do not revoke it, and comply with all of its terms, you will have the Extended Exercise Period to exercise any stock options previously granted to you by the Company that were outstanding and vested in accordance with their terms on the expiration or earlier termination of the Term provided for in your Consulting Agreement (the “Vested Options”), with your Vested Options as reflected in the Closing Statement.
e.
To the extent that any of your Vested Options were otherwise intended to be “incentive stock options” under Section 422 of the U.S. Internal Revenue Code, the modification of such Vested Options to provide the Extended Exercise Period results in such Vested Options now being treated as nonqualified stock options under the tax laws and therefore subject to taxation as ordinary wage income (and subject to applicable withholding) at the time of exercise. You are hereby advised to consult with your own tax advisor for more information on the effect of the Extended Exercise Period, and you hereby accept such change in tax treatment as to any such Vested Options that were otherwise intended as incentive stock options.
6.
Return of Property; Confidentiality Agreement. You hereby confirm that you will comply with your obligations under the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement between the Company and you (the “Confidentiality Agreement”) that survive the termination of your employment with the Company, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information.
7.
Release of Claims. You agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to you by the Company and is satisfactory consideration for the Release of Claims set forth herein. On behalf of yourself, and each of your heirs, family members, executors and assigns, you hereby fully and forever release the Company, its parent, subsidiary and affiliated companies, past and present, and their successors, and each of its and their respective officers, agents, directors, employees, investors, stockholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, assigns and professional employer organizations utilized by the Company (the “Releasees”), from, and agree not to sue concerning, or in any manner to institute, prosecute or pursue, or cause to be instituted, prosecuted, or pursued, any claim, charge or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the date you sign this Agreement (collectively, “Claims”) including, without limitation, (a) any and all Claims relating to or arising from your employment relationship with the Company and the termination of that relationship; (b) any and all Claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied (including but not limited to the offer letter between the Company and you), breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion; (c) any and all Claims for or arising out of any violation of any federal, state or municipal law, regulation, ordinance, constitution or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Family Medical Leave Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Sarbanes-Oxley Act; the California Labor Code; the California Fair Employment and Housing Act; the California Family Rights Act, the California Government Code, and the California Business and Professions Code; (d) any Claims for severance pay, bonus, commissions sick leave, holiday pay, vacation pay, paid time off, equity compensation, life insurance, health and/or medical insurance or any other fringe benefit; and (e) any and all Claims for attorneys' fees, costs and penalties. This release does not extend to any claims that cannot be released as a matter of applicable law, any claims for any breach of any obligations of the Company arising under this Agreement or any claims arising after the date of this Agreement. Notwithstanding anything to the contrary herein, the release does not waive any rights or claims that cannot be waived as a matter of law, including claims for unemployment insurance and/or workers’ compensation benefits.
8.
Waiver of Unknown Claims. You acknowledge that, by signing this Agreement, you intend for the general release of claims in Section 7 above to extend to each and every Claim, demand and cause of action hereinabove specified, including but not limited to claims that are unknown or unsuspected by you. In so doing, you expressly acknowledge that you are knowingly waiving rights you may have under any applicable state, federal or local law that restricts the right of a person to waive unknown or unsuspected claims, including but not limited to California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

9.
Waiver Of Age Discrimination Claims. You expressly acknowledge and agree that, by entering into this Agreement, you are waiving any and all rights or claims that you may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), which have arisen on or before the date that you sign this Agreement. You further expressly acknowledge and agree that:
a.
In return for this Agreement, you will receive consideration, i.e., something of value, beyond that which you were already entitled to receive before entering into this Agreement.
b.
You are hereby advised in writing to consult with an attorney before signing this Agreement.
c.
You are hereby advised that (i) you have forty-five (45) days within which to consider this Agreement from the date it was first provided to you on March 26, 2025, (ii) the 45-day period to consider this Agreement will not re-start or be extended if any changes (whether material or immaterial) are made to this Agreement after the date it is first provided to you, and (iii) if you sign this Agreement before the end of such 45-day period, you acknowledge and agree that you will have done so voluntarily and with full knowledge that you are waiving your right to have 45 days to consider this Agreement.
d.
You are hereby advised that you have seven (7) days following the date that you sign this Agreement in which to revoke the Agreement, and that this Agreement will become null and void if you elect revocation during that time. Any revocation must be in writing and must be received by the Company (delivered to Bridgette Housley at bhousley@nkartatx.com) during the seven-day revocation period. In the event that you timely exercise your right of revocation, neither the Company nor you will have any obligations under this Agreement.
e.
You have been informed in writing of the eligibility factors for the Company’s severance program in connection with the pending reduction in force that is being implemented by the Company (the “Program”), any time limits applicable to the Program, the job titles and ages of all employees selected for the Program, and the ages and job titles of the employees in the same decisional unit or job classification as you who were not selected for the Program, as set forth in Exhibit C to this Agreement.

f.
Nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.
10.
No Pending or Future Lawsuits. You represent that you have no lawsuits, claims, or actions pending in your name, or on behalf of any other person or entity, against the Company or any of the Releasees. You also represent that you do not intend to bring any claims on your own behalf or on behalf of any other person or entity against the Company or any of the Releasees.
11.
Cooperation. You hereby agree that, following the Separation Date, you will reasonably cooperate with the Company in connection with the defense of, or prosecution by, the Company or any of its parents, subsidiaries or affiliates with respect to any threatened or pending litigation or in any investigation or proceeding by any governmental agency or body that relates to any events or actions which occurred during the term of your employment with the Company. The Company agrees that it will allow you to invoice for time spent at the hourly rate as stated in your Consulting Agreement.
12.
Protected Rights. Notwithstanding any provision to the contrary in this Agreement or your Confidentiality Agreement, you are hereby provided notice, and you acknowledge and understand that nothing in this Agreement or the Confidentiality Agreement limits your ability to (a) file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, a state or federal attorney general or any other federal, state or local government agency or commission (“Government Agencies”); (b) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company; (c) provide truthful information as may be required by law or by any court, arbitrator or administrative of legislative body (including any committee thereof) with actual or apparent jurisdiction to order you to disclose or make accessible such information; (d) exercise your rights (if any) under Section 7 of the National Labor Relations Act; or (e) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. However, by signing this Agreement you waive your right to recover individual relief based on any claims asserted in any charge or complaint filed with or submitted to a Government Agency with the exception that this Agreement does not limit your right to receive an award for information provided to any Government Agencies authorized to provide monetary or other awards to eligible individuals who come forward with information that leads to an agency enforcement action. You are hereby provided notice that under the 2016 Defend Trade Secrets Act (“DTSA”): (a) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (b) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
13.
Successors and Assigns. This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns. This Agreement may be assigned by the Company without restriction (including but not limited to, in connection with any merger, reorganization, sale of assets or securities of the Company, or otherwise). Because this Agreement contains obligations that are personal to you, you are not entitled to assign this Agreement.
14.
No Admission of Liability. You understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to you or to any third party.
15.
Tax Matters. Other than the Company’s obligation and right to make applicable tax withholdings from the wages paid to you through the Separation Date and the Severance Payment, you will be responsible for any and all taxes, interest, and penalties that may be imposed with respect to the payments and benefits provided to you as contemplated by this Agreement (including, but not limited to, those that may be imposed on you under Internal Revenue Code Section 409A). You acknowledge and agree that (i) you have had the opportunity to consult with accountants and financial advisors of your own choosing with respect to any tax obligations that may be imposed on you as a result of any payment or benefit received or provided under this Agreement or the transactions contemplated by this Agreement and (ii) you have neither received nor relied upon any tax advice from the Company or its attorneys or accountants with respect to any tax obligations that may be imposed on you as a result of any payment or benefit received or provided under this Agreement or the transactions contemplated by this Agreement.
16.
Governing Law; Severability; Modifications; Non-Waiver. The laws of the State of California govern this Agreement, regardless of the laws that might otherwise govern under applicable principles of conflict of law thereof. In the event that any portion of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such portion to other persons or circumstances will be interpreted so as reasonable to effect the intent of the parties hereto. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by you and an authorized representative of the Company or by a court of competent jurisdiction. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.
17.
Arbitration. Any controversy or claim that either the Company or you may have arising out of or relating to this Agreement, or the breach thereof, shall be settled by final and binding arbitration in accordance with terms set forth in the Confidentiality Agreement. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, provided however, that each party will have a right to seek provisional injunctive or other provisional equitable relief in a court of law. By executing this Agreement, the Company and you are waiving their respective rights to a jury trial.
18.
Voluntary Execution of Agreement. You acknowledge and agree that (a) you have signed this Agreement voluntarily and without any duress or undue influence with the full intent of releasing all claims in favor of the Releasees; (b) you have read this Agreement; (c) you have had the opportunity to seek and be represented by legal counsel of your own choice in the negotiation and preparation of this Agreement; (d) you understand the terms and consequences of this Agreement and of the releases it contains; (e) you are fully aware of the legal and binding effect of this Agreement; and (f) this Agreement has been mutually drafted by the parties and shall not be construed against either party as the drafter.
19.
Entire Agreement. This Agreement, along with the Confidentiality Agreement and the Equity Award Agreements, constitute and contain the entire agreement and final understanding concerning your employment with the Company, the termination of your employment, and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.
20.
Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Either party may execute this letter agreement by signing on the designated signature block below, and by transmitting such signature page via e-mail (via PDF format) or any electronic signing services to the other party. Any signature made and transmitted by e-mail (via PDF format) or any electronic signing services for the purpose of executing this letter agreement shall be deemed an original signature for purposes of this letter agreement, and shall be binding upon the party transmitting his/her signature by e-mail (via PDF format) or any electronic signing services.

[Signature page to follow]

WHEREAS, the Parties hereby enter into this Separation and General Release Agreement as of the Effective Date.

[This Agreement must be signed by no later than 5:00 pm on May 15, 2025]

ALYSSA LEVIN

/s/ Alyssa Levin Date: 4/2/2025

Alyssa Levin

NKARTA, INC.

/s/ Nadir Mahmood Date: 4/2/2025

By: Nadir Mahmood

Its: President

EXHIBIT A

CONSULTING AGREEMENT

[Attached]

NKARTA, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is effective as of April 1, 2025 (the “Effective Date”) by and between Nkarta, Inc., a Delaware corporation with its principal place of business at 1150 Veterans Boulevard, South San Francisco, CA 94080 (the “Company”), and Alyssa Levin, an individual located at [***] (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

A. Company may wish to retain Consultant as an independent contractor from time to time to perform certain consulting services as set forth in this Agreement; and

B. Consultant wishes to provide such consulting services to Company in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, In consideration of the mutual promises contained herein, the Parties agree as follows:

I.
Services and Compensation
A.
During the Term (as defined in Section 7), Consultant shall provide such support as the Company may request with respect to the transition of the Consultant’s former duties and responsibilities as an officer of the Company, and with respect to such other matters as the Company may reasonably request and with which Consultant is familiar given Consultant’s past employment with the Company (the “Services”). Consultant shall perform the Services in good faith, to the highest degree of professional skill and expertise, and in accordance with all laws, rules and regulations that are applicable to the performance of the Services (“Applicable Law”). The manner and means used by Consultant to perform the Services desired by the Company are in the reasonable discretion and control of Consultant, subject to consultation with the Company from time to time.
B.
Monitoring. The Consultant will cooperate with any requests by the Company to monitor the Services in order to verify that such Services performed in accordance with this Agreement and in a timely and satisfactory manner. The Consultant will facilitate such monitoring. All documents and materials stored at the Company’s facilities by Consultant will be stored in a safe manner in accordance with all Applicable Law and subject to inspection by the Company at any time without notice.
C.
No Debarment. The Consultant represents and warrants to Company that Consultant has not been debarred by the FDA under 21 U.S.C. 335a (Section 306, Federal Food, Drug and Cosmetic Act). Consultant further agrees that Consultant will notify Company immediately in the event of any debarment or threat of debarment occurring during the period in which Consultant is performing Services or thereafter.
D.
Compensation. As consideration for Consultant entering into this Agreement and providing the Services, the Company will pay Consultant $350 per hour spent by Consultant in performing the Services during the Term (up to a maximum of $50,000). Promptly after the end of each calendar month that occurs during the Term, Consultant shall send an invoice to the Company at accounting@nkartatx.com. Such invoice shall include the time spent by Consultant in performing the Services during the portion of the Term that occurred during such month as well as any expenses reimbursable by the Company pursuant to this Section 1.D that were incurred by Consultant during such month, with reasonable detail regarding the nature of such Services and expenses (and, in the case of expenses, the required documentation to support the same). The Company shall pay each undisputed invoice no later than thirty (30) days following its receipt thereof, subject to the $50,000 maximum on the aggregate consulting fees set forth above. The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy. In addition, Consultant was previously granted certain stock options and/or stock unit awards by the Company. To the extent any such options or stock unit awards granted by the Company to Consultant were outstanding immediately prior to the Effective Date, such awards shall be treated as follows: (i) any such Awards that were unvested in accordance with their terms immediately prior to the Effective Date shall continue to vest in accordance with their terms during the Term; (ii) at the expiration or earlier termination of the Term, any such Awards that remain unvested in accordance with their terms shall terminate effective as of such expiration or termination of the Term and Consultant shall have no further right with respect thereto or in respect thereof; and (iii) as to the stock options previously granted by the Company to Consultant that are outstanding and vested in accordance with their terms at the expiration or earlier termination of the Term, the period of time Consultant has to exercise such vested options following a termination of Consultant’s employment or service in accordance with the terms of such vested options (which, subject to the terms of Consultant’s separation agreement with the Company, has been extended from 90 days to one year, subject, in all cases, to the applicable maximum term of the option and further subject to the Company’s ability to terminate or settle the option in accordance with the applicable award terms in connection with certain change in control or other events affecting the Company) shall commence as of such expiration or earlier termination of the Term (the “Extended Exercise Period”).
II.
Confidentiality

Consultant is a party to an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company dated June 29, 2023 (the “Confidentiality Agreement”). Consultant agrees to treat any trade secrets or other confidential information of the Company, as well as any other trade secrets or other confidential information received by Consultant in the course of performing the Services, as confidential information under the Confidentiality Agreement to the same extent as had such information been provided to Consultant in the course of Consultant’s former employment with the Company.

III.
Ownership
A.
Assignment of Inventions.Consultant agrees that all right, title, and interest in and to the following (collectively, “Inventions”) are the sole property of the Company: (i) any work product from performance of the Services; (ii) any copyrightable material, notes, records, drawings, designs, inventions (whether patentable or not), improvements, developments, discoveries, ideas and trade secrets, in each case that are conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, under this Agreement; and (iii) any copyrights, patent applications, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing described in (i) or (ii). Accordingly, Consultant hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions (without any additional consideration). Consultant agrees to promptly make full written disclosure to the Company of any Inventions.
B.
Pre-Existing Materials. Subject to Section 3.A, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and Consulting hereby grants Company a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant sublicenses through multiple tiers) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto.Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.
C.
Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under Applicable Law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under Applicable Law.
D.
Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the Term, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.
E.
Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, declarations, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3.E shall continue after the termination of this Agreement.
F.
Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

IV.
Conflicting Obligations

Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the Term. For clarity, however, nothing in this Agreement precludes Consultant from accepting other work from, including employment with, a third party, so long as Consultant does not breach any of Consultant’s obligations to the Company.

V.
Return of Company Materials

Upon the termination or expiration of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, confidential information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

VI.
Reports

Consultant agrees that Consultant will periodically keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

VII.
Term and Termination
A.
Term. Unless earlier terminated in accordance with Section 7.B below and subject to the following sentence, this Agreement shall be in effect until June 30, 2025 (the “Term”). The parties may extend the term by express written agreement, executed by both the Company and Consultant.
B.
Termination. The Company or Consultant may terminate the Term at will upon giving the other party at least thirty (30) days prior written notice of such termination pursuant to Section 12.G of this Agreement.
C.
Survival. Upon any expiration or termination of the Term, all rights and duties of the Company and Consultant toward each other under this Agreement shall cease except:
1.
The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement;
2.
Consultant shall have the Extended Exercise Period as to any stock options previously granted by the Company to Consultant that are outstanding and vested in accordance with their terms at the expiration or earlier termination of the Term; and

3.
Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 5 (Return of Company Materials), Section 7 (Term and Termination), Section 8 (Independent Contractor; Benefits), Section 9 (Nonsolicitation), Section 10 (Limitation of Liability), Section 11 (Dispute Resolution), and Section 12 (Miscellaneous) will survive termination or expiration of the Term in accordance with their terms.
VIII.
Independent Contractor; Benefits
A.
Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
B.
Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.
IX.
Nonsolicitation

To the fullest extent permitted under governing law, from the date of this Agreement until twelve (12) months after the expiration or termination of the Term for any reason (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Section 9 shall affect Consultant’s continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, Consultant’s obligations under the Confidentiality Agreement and Section 2.

X.
Limitation of Liability

TO THE MAXIMUM EXTENT PERMITTED BY GOVERNING LAW, COMPANY SHALL NOT BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. TO THE MAXIMUM EXTENT PERMITTED BY GOVERNING LAW, IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

XI.
Dispute Resolution
A.
Disputes. Subject to Section 11.B, the Company and Consultant will first attempt to settle any dispute, claim or controversy arising out of this Agreement (“Dispute”) through good-faith negotiation, and the Parties will submit the Dispute in writing to a senior executive from each Party. Subject to Section 11.B, if the Dispute is not resolved within thirty (30) days after such submission, the Dispute shall be resolved in a competent state or federal court in California, which will have the exclusive jurisdiction and venue for any such Dispute, and each Party will pay its own attorney’s fees. If a Dispute arises, Consultant will not interrupt or delay performance under this Agreement, unless authorized in writing by a court of competent jurisdiction or by Company.
B.
Equitable Relief. Either Party may resort to judicial proceedings for disputes involving Inventions or if interim or equitable relief is necessary to prevent serious and irreparable injury. The Consultant’s performance under this Agreement will not be suspended during the pendency of any such judicial proceeding or interim or equitable relief.
XII.
Miscellaneous
A.
Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.
B.
Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Consultant may not sell, assign or delegate any rights or obligations under this Agreement without Company’s prior written consent. Any assignment in violation of the foregoing shall be null and void. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement without Consultant’s prior written consent to: (i) any affiliate; or (ii) any successor-in-interest (whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise).
C.
Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that he/she is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule. Notwithstanding the foregoing, each of the following is outside of the scope of the integration provisions of this Section 12.C and continues in effect in accordance with its terms: (i) the Confidentiality Agreement and (ii) Consultant’s Separation Agreement with the Company entered into or to be entered into in connection with this Agreement. This Agreement shall be null and void if Consultant does not timely execute and deliver the Separation Agreement to the Company, or should Consultant revoke the Separation Agreement (or any portion thereof) in accordance with its terms.
D.
Interpretation. Except where the context expressly requires otherwise: (i) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa); (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (iii) the word “will”

shall be construed to have the same meaning and effect as the word “shall”; (iv) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (v) any reference herein to any person or entity shall be construed to include the person’s or entity’s successors and assigns; (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (vii) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto; (viii) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (ix) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise, including by e-mail; (x) unless stated otherwise, references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; (xi) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or”; and (xii) each Party has used its legal counsel in the negotiation of this Agreement, and the Agreement will not be construed against either Party as the drafter.
E.
Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.
Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.
Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given: (i) if delivered personally or by commercial messenger or courier service; (ii) when sent by confirmed facsimile or confirmed email; or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 12.G.
1.
If to the Company, to:

1150 Veterans Boulevard

South San Francisco, CA 94080

Attn: Legal Department

contractnotices@nkartatx.com

2.
If to Consultant, to Consultant’s last address reflected in the Company’s payroll records.
H.
Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

I.
Signatures. This Agreement may be signed in two (2) counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the Effective Date.

CONSULTANT NKARTA, INC.

By: /s/ Alyssa Levin By: /s/ Nadir Mahmood

Name: Alyssa Levin Name: Nadir Mahmood

Title: Consultant Title: President

Date: 4/2/2025 Date: 4/2/2025

EXHIBIT B

CLOSING STATEMENT

[Attached]

Alyssa Levin

[***]

Exercisable Options

Number	Grant Date	Plan/ Type	Price ($)	Shares Granted	Shares Exercised		Shares Exercisable	Shares Cancelled	Vesting Stop Date	Total Price ($)	Last Date To Exercise
10001793	01-Jul-23	2020/NQ	2.1900	442,400		0	211,983	230,417	30-Jun-25	464,242.77	30-Jun-26
10001998	04-Jan-24	2020/NQ	6.0100	112,500		0	39,844	72,656	30-Jun-25	239,462.44	30-Jun-26
10002491	03-Jan-25	2020/NQ	2.5000	105,000		0	10,938	94,062	30-Jun-25	27,345.00	30-Jun-26
		TOTALS		659,900		0	262,765	397,135		731,050.21

Alyssa Levin

[***]

Releasable Restricted Stock Awards

	Grant	Plan/		Shares		Shares		Shares		Shares
Number	Date	Type	Price ($)	Granted		Released		Releasable		Cancelled
10002338	03-Jan-25	2020/RSU	0.0000		52,500		0		0	52,500
10001852	04-Jan-24	2020/RSU	0.0000		56,000		14,000		0	42,000
		TOTALS			108,500		14,000		0	94,500

EXHIBIT C

ADEA Disclosure Under Title 29 U.S. Code Section 626(f)(1)(H)